UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2009 (August 4, 2009)
MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY	11735

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 694-9555
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 4, 2009, MISONIX, INC. (the “Company”) sold all of the issued and outstanding share capital of Labcaire Systems Limited, its wholly-owned U.K. subsidiary (“Labcaire”), to Puricore International Limited for an aggregate consideration consisting of (i) a cash payment of $3,600,000, (ii) a promissory note in the amount of $1,000,000 payable over 4 years and (iii) commissions on certain Labcaire sales and licenses made through December 31, 2013 not to exceed $1,000,000 in the aggregate (the “Sale”). Labcaire designs, manufactures, services and markets the ISIS and Guardian endoscope disinfection systems and air-handling systems for the protection of personnel, products and the environment from airborne hazards. Attached as Exhibit 99.1 is a press release issued by the Company on August 5, 2009 announcing the Sale.

The foregoing description of the Sale is qualified in its entirety by reference to the provisions of the (i) Share Purchase Agreement attached to this report as Exhibit 10(qqq) and (ii) Loan Note Instrument dated August 4, 2009 between Puricore International Limited and Labcaire Systems Limited and Puricore Plc attached to this report as Exhibit 10(rrr).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10 (qqq)	Share Purchase Agreement, dated August 4, 2009, between MISONIX, INC., Puricore International Limited and Puricore Plc.

Exhibit 10 (rrr)	Loan Note Instrument, dated August 4, 2009, between Puricore International Limited and Labcaire Systems Limited and Puricore Plc.

Exhibit 99.1	Press Release of MISONIX, INC., dated August 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.
Date: August 6, 2009	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10(qqq)	Share Purchase Agreement, dated August 4, 2009, between MISONIX, INC., Puricore International Limited and Puricore Plc.

10(rrr)	Loan Note Instrument, dated August 4, 2009, between Puricore International Limited and Labcaire Systems Limited and Puricore Plc.

99.1	Press Release of MISONIX, INC., dated August 5, 2009.

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